Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS SECOND QUARTER 2013 RESULTS

TEMPE, AZ – August 8, 2013 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter ended June 30, 2013.

For the second quarter of 2013:

•	Net sales decreased 7% compared to the second quarter of 2012 to $1.4 billion.

•	Gross profit declined 5% compared to the second quarter of 2012 to $190.9 million, with gross margin increasing approximately 30 basis points to 13.5% of net sales.

•	Earnings from operations were down 19% compared to the second quarter of 2012 to $44.6 million, or 3.1% of net sales.

•	Net earnings and diluted earnings per share were $26.5 million and $0.62, respectively, in the second quarter of 2013, at an effective tax rate of 39.6%.

•	Excluding severance and restructuring expenses, net earnings and diluted earnings per share on a non-GAAP basis were $29.1 million and $0.68, respectively, in the second quarter of 2013.*

•	The Company generated $87.8 million of cash from operations in the six months ended June 30, 2013, compared to $11.2 million during the first six months of 2012.

•	The Company completed a $50 million share repurchase program by purchasing and retiring approximately 2.3 million shares of its common stock during the quarter.

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.

“During the second quarter, we continued to see soft top line performance, but we drove gross margin expansion through higher services sales and a strategic focus on more profitable product sales. We also maintained strict discipline around the costs in our business,” stated Ken Lamneck, President and Chief Executive Officer, “We are continuing to focus on growing our solutions-selling expertise around key technologies and in select markets and verticals and believe that this will bring value to our clients and shareholders over time,” added Lamneck.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2013 Results, Page 2	August 8, 2013

SEGMENT OVERVIEW

In North America, net sales were $923.1 million for the second quarter of 2013, down 7% compared to net sales of $993.0 million for the second quarter of 2012. Net sales of hardware and software decreased 10% and 4%, respectively, year to year, while net sales of services remained flat year over year. Gross profit of $124.7 million was down 4% year to year, with gross margin increasing to 13.5% from 13.1% in the second quarter of 2012. Selling and administrative expenses in North America in the second quarter of 2013 remained flat year over year. The year over year comparison was affected by a prior year gain of $1.2 million on the sale of a portfolio of non-core service contracts as a reduction of selling and administrative expenses in the second quarter of 2012. During the second quarter of 2013, North America recorded severance and restructuring expenses, net of adjustments, of $967,000, $638,000 net of tax, compared to $894,000, $552,000 net of tax, during the second quarter of 2012. As a result, earnings from operations in North America decreased 15% year to year to $33.4 million, or 3.6% of net sales, in the second quarter of 2013, compared to $39.1 million, or 3.9% of net sales, in the second quarter of 2012.

The Company’s EMEA operating segment reported net sales of $421.1 million for the second quarter of 2013, a decrease of 8% in U.S. dollars compared to the second quarter of 2012. Excluding the effects of foreign currency movements, net sales decreased 9% year to year. Net sales of services were up 42% year over year, while net sales of hardware and software declined 21% and 4%, respectively, year to year, all in U.S. dollars. Excluding the effects of foreign currency movements, net sales of services increased 41%, while net sales of hardware and software declined 19% and 6%, respectively, compared to the second quarter of 2012. Gross profit of $54.2 million was also down 8% year to year in U.S. dollars, 9% excluding the effects of foreign currency movements, with gross margin remaining flat at 12.9% in both periods. Selling and administrative expenses in EMEA in the second quarter of 2013 decreased 1%, or $623,000, compared to the second quarter of 2012 in U.S. dollars and, excluding the effects of foreign currency movements, were also down 1% compared to the prior year period. During the second quarter of 2013, EMEA recorded severance and restructuring expenses, net of adjustments, of $2.2 million, $1.9 million net of tax, compared to $1.5 million, $1.0 million net of tax, during the second quarter of 2012. As a result, earnings from operations in EMEA decreased 47% year to year to $5.7 million, or 1.4% of net sales, in the second quarter of 2013 compared to $10.8 million, or 2.4% of net sales, in the second quarter of 2012.

The Company’s APAC operating segment reported net sales of $72.4 million for the second quarter of 2013, a decrease of 5% compared to the second quarter of 2012 in U.S. dollars, a decrease of 2% excluding the effects of foreign currency movements. Gross profit was $12.0 million, an increase of 3% year over year in U.S. dollars, 5% excluding the effects of foreign currency movements, with gross margin increasing to 16.6% for the second quarter of 2013 from 15.3% in the second quarter of 2012. Selling and administrative expenses in APAC increased 4%, or $227,000, compared to the second quarter of 2012 in U.S. dollars. Excluding the effects of foreign currency movements, selling and administrative expenses increased 5% compared to the second quarter of last year. As a result, earnings from operations in APAC increased 2% year over year to $5.5 million, or 7.6% of net sales, in the second quarter of 2013 compared to $5.4 million, or 7.0% of net sales, in the second quarter of 2012.

Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current period.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q2 2013 Results, Page 3	August 8, 2013

Net of tax amounts referenced above were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

UPDATED GUIDANCE

The Company currently expects diluted earnings per share for the full year of 2013 to be between $1.70 and $1.85.

This outlook includes the following assumptions:

•

The remaining 2013 adverse effect on gross profit of previously announced partner program changes in the Company’s software category, which is estimated to be between $5 and $8 million in the back half of 2013; and

•	an effective tax rate of 39% for the balance of the year.

This outlook excludes severance and restructuring expenses incurred during 2013.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss second quarter 2013 results of operations. A live web cast of the conference call (in listen-only mode) will be accessible online through the investor relations section of the Company’s web site, www.insight.com, at http://nsit.client.shareholder.com/events.cfm, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 20607805.

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures exclude severance and restructuring expenses in 2013 and 2012, a gain on bargain purchase in 2012 and the tax effect of these items. The Company excludes these charges when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q2 2013 Results, Page 4	August 8, 2013

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% change	2013	2012	% change
Insight Enterprises, Inc.
Net sales	$1,416,547	$1,529,175	(7%)	$2,598,169	$2,773,357	(6%)
Gross profit	$190,927	$201,286	(5%)	$349,064	$371,658	(6%)
Earnings from operations	$44,598	$55,308	(19%)	$59,015	$80,912	(27%)
Net earnings	$26,513	$35,250	(25%)	$35,589	$52,642	(32%)
Diluted earnings per share	$0.62	$0.79	(22%)	$0.81	$1.18	(31%)

North America
Net sales	$923,063	$992,970	(7%)	$1,670,067	$1,849,297	(10%)
Gross profit	$124,664	$130,357	(4%)	$227,191	$243,993	(7%)
Earnings from operations	$33,402	$39,121	(15%)	$45,676	$60,284	(24%)

EMEA
Net sales	$421,116	$459,714	(8%)	$808,027	$808,548	—
Gross profit	$54,238	$59,249	(8%)	$102,848	$109,663	(6%)
Earnings from operations	$5,725	$10,834	(47%)	$6,904	$14,971	(54%)

APAC
Net sales	$72,368	$76,491	(5%)	$120,075	$115,512	4%
Gross profit	$12,025	$11,680	3%	$19,025	$18,002	6%
Earnings from operations	$5,471	$5,353	2%	$6,435	$5,657	14%

	North America			EMEA			APAC
	Three Months Ended June 30,			Three Months Ended June 30,			Three Months Ended June 30,
	2013	2012	% change*	2013	2012	% change*	2013	2012	% change*
Sales Mix
Hardware	58%	59%	(10%)	26%	30%	(21%)	3%	2%	36%
Software	36%	35%	(4%)	72%	69%	(4%)	95%	96%	(7%)
Services	6%	6%	—	2%	1%	42%	2%	2%	16%

	100%	100%	(7%)	100%	100%	(8%)	100%	100%	(5%)

*	Represents growth/decline in category net sales on a U.S. dollar basis.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q2 2013 Results, Page 5	August 8, 2013

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expected 2013 net sales, financial results, earnings performance and diluted earnings per share, and the assumptions relating thereto, including the gross profit effect of partner program changes and the effective tax rate, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012:

•	the Company’s reliance on partners for product availability and competitive products to sell as well as the Company’s competition with its partners;

•	the Company’s reliance on partners for marketing funds and purchasing incentives;

•	changes in the IT industry and/or rapid changes in technology;

•	disruptions in the Company’s IT systems and voice and data networks, including risks and costs associated with the integration and upgrade of the Company’s IT systems;

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	general economic conditions;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	the security of the Company’s electronic and other confidential information;

•	the integration and operation of acquired businesses, including the Company’s ability to achieve expected benefits of the acquisitions;

•	the Company’s dependence on certain personnel;

•	the variability of the Company’s net sales and gross profit;

•	the risks associated with the Company’s international operations;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, TREASURER
	TEL. 480-333-3390	TEL. 480-333-3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q2 2013 Results, Page 6	August 8, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net sales	$1,416,547	$1,529,175	$2,598,169	$2,773,357
Costs of goods sold	1,225,620	1,327,889	2,249,105	2,401,699

Gross profit	190,927	201,286	349,064	371,658
Operating expenses:
Selling and administrative expenses	143,158	143,601	284,146	286,995
Severance and restructuring expenses	3,171	2,377	5,903	3,751

Earnings from operations	44,598	55,308	59,015	80,912
Non-operating (income) expense:
Interest income	(337)	(288)	(649)	(639)
Interest expense	1,556	1,490	3,174	3,048
Gain on bargain purchase	—	—	—	(2,022)
Net foreign currency exchange gain	(886)	(470)	(725)	(1,298)
Other expense, net	342	389	716	633

Earnings before income taxes	43,923	54,187	56,499	81,190
Income tax expense	17,410	18,937	20,910	28,548

Net earnings	$26,513	$35,250	$35,589	$52,642

Net earnings per share:
Basic	$0.62	$0.79	$0.81	$1.19

Diluted	$0.62	$0.79	$0.81	$1.18

Shares used in per share calculations:
Basic	42,862	44,420	43,766	44,285

Diluted	43,024	44,708	44,044	44,731

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q2 2013 Results, Page 7	August 8, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$142,165	$152,119
Accounts receivable, net	1,318,967	1,371,356
Inventories	125,705	100,896
Inventories not available for sale	25,847	31,249
Deferred income taxes	16,070	16,387
Other current assets	50,389	29,543

Total current assets	1,679,143	1,701,550
Property and equipment, net	136,992	143,513
Goodwill	26,257	26,257
Intangible assets, net	41,067	47,405
Deferred income taxes	60,547	64,013
Other assets	23,229	18,765

	$1,967,235	$2,001,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,016,519	$982,611
Accrued expenses and other current liabilities	149,856	158,621
Current portion of long-term debt	86	602
Deferred revenue	32,928	40,287

Total current liabilities	1,199,389	1,182,121
Long-term debt	53,000	80,000
Deferred income taxes	1,527	2,312
Other liabilities	34,992	31,779

	1,288,908	1,296,212

Stockholders’ equity:
Preferred stock	—	—
Common stock	423	446
Additional paid-in capital	348,999	369,300
Retained earnings	323,270	315,888
Accumulated other comprehensive income – foreign currency translation adjustments	5,635	19,657

Total stockholders’ equity	678,327	705,291

	$1,967,235	$2,001,503

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q2 2013 Results, Page 8	August 8, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net earnings	$35,589	$52,642
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	20,870	20,497
Provision for losses on accounts receivable	2,489	2,159
Write-downs of inventories	2,502	2,035
Write-off of property and equipment	51	34
Non-cash stock-based compensation	3,595	4,449
Gain on bargain purchase	—	(2,022)
Excess tax benefit from employee gains on stock-based compensation	(757)	(1,939)
Deferred income taxes	2,995	4,334
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	25,499	(142,125)
(Increase) decrease in inventories	(22,913)	1,916
Increase in other current assets	(21,607)	(5,100)
(Increase) decrease in other assets	(4,469)	2,529
Increase in accounts payable	52,458	84,383
Decrease in deferred revenue	(8,387)	(8,333)
Decrease in accrued expenses and other liabilities	(165)	(4,293)

Net cash provided by operating activities	87,750	11,166

Cash flows from investing activities:
Acquisition, net of cash acquired	—	(3,831)
Purchases of property and equipment	(10,529)	(15,943)

Net cash used in investing activities	(10,529)	(19,774)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	541,035	520,603
Repayments on senior revolving credit facility	(571,035)	(635,603)
Borrowings on accounts receivable securitization financing facility	434,000	355,000
Repayments on accounts receivable securitization financing facility	(431,000)	(235,000)
Payments on capital lease obligation	(516)	(507)
Net borrowings under inventory financing facility	362	6,465
Payment of deferred financing fees	—	(2,554)
Proceeds from sales of common stock under employee stock plans	—	889
Excess tax benefit from employee gains on stock-based compensation	757	1,939
Payment of payroll taxes on stock-based compensation through shares withheld	(2,729)	(3,027)
Repurchases of common stock	(50,000)	—

Net cash (used in) provided by financing activities	(79,126)	8,205

Foreign currency exchange effect on cash flows	(8,049)	1,080

(Decrease) increase in cash and cash equivalents	(9,954)	677
Cash and cash equivalents at beginning of period	152,119	128,336

Cash and cash equivalents at end of period	$142,165	$129,013

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q2 2013 Results, Page 9	August 8, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Consolidated Earnings from Operations:
GAAP	$44,598	$55,308	$59,015	$80,912
Severance and restructuring expenses	3,171	2,377	5,903	3,751

Non-GAAP	$47,769	$57,685	$64,918	$84,663

Consolidated Net Earnings:
GAAP	$26,513	$35,250	$35,589	$52,642
Severance and restructuring expenses, net of tax	2,558	1,588	4,426	2,509
Gain on bargain purchase, net of tax	—	—	—	(1,699)

Non-GAAP	$29,071	$36,838	$40,015	$53,452

Consolidated Diluted EPS:
GAAP	$0.62	$0.79	$0.81	$1.18
Severance and restructuring expenses, net of tax	0.06	0.03	0.10	0.05
Gain on bargain purchase, net of tax	—	—	—	(0.04)

Non-GAAP	$0.68	$0.82	$0.91	$1.19

North America Earnings from Operations:
GAAP	$33,402	$39,121	$45,676	$60,284
Severance and restructuring expenses	967	894	2,024	1,383

Non-GAAP	$34,369	$40,015	$47,700	$61,667

EMEA Earnings from Operations:
GAAP	$5,725	$10,834	$6,904	$14,971
Severance and restructuring expenses	2,204	1,483	3,879	2,368

Non-GAAP	$7,929	$12,317	$10,783	$17,339

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958